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                                  EXHIBIT 10.3


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                                    AGREEMENT


     THIS AGREEMENT ("Agreement") is made and entered into as of the 2nd day of November, 1995, by and between the undersigned, _______________________, a resident of ___________, Georgia, and Newnan Holdings, Inc. a corporation organized and existing under the laws of the State of Georgia ("Holdings").

     On even date herewith, Holdings and Southside Financial Group, Inc., a corporation organized and existing under the laws of the State of Georgia ("Southside"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Southside into Holdings (the "Merger") and the conversion of the issued and outstanding shares of the $10.00 par value common stock of Southside ("Southside Common Stock") into cash or shares of the $1.00 par value common stock of Holdings, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

     The undersigned is a member of the Board of Directors of Southside and is the owner of ________ shares of Southside Common Stock and, if any, has rights by option or otherwise to acquire _______________ additional shares of Southside Common Stock ("Shares"). In order to induce Holdings to enter into the Merger Agreement, the undersigned is entering into this Agreement with Holdings to set forth certain terms and conditions governing the actions to be taken by the undersigned with respect to the Shares until consummation of the Merger.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. Without the written prior consent of Holdings, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this
Agreement except to Holdings pursuant to the terms of the     Merger
Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not, during the term of this Agreement, approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

     2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares beneficially owned by him in favor of the Merger Agreement and the Merger at any meeting of shareholders of Southside called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the undersigned's Shares which are beneficially owned by him to Holdings upon consummation of the Merger as described in the Merger Agreement.

     3. Except as otherwise provided in this Agreement, at any meeting of shareholders of Southside or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares beneficially owned by the undersigned (i) against any merger agreement, share exchange, or merger


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(other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by Southside or (ii) any amendment of Southside's Articles of Incorporation or Bylaws or other proposal or transaction involving Southside or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

     4. The undersigned covenants and agrees with Holdings that for a period of three years after the effective time of the Merger, or one year following the date of the undersigned's termination of his status as a Director of Citizens, whichever is later, the undersigned shall not, without the prior written consent of Holdings directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having its principal office in Fayette County or any county adjacent to Fayette County. It is expressly understood that the covenants contained in this paragraph 4 do not apply to
(i) securities holdings which cause the undersigned to be deemed a shareholder of a financial institution other than Southside as of the date of this Agreement, or (ii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel or certified public accountant. For the purposes of the covenants contained in this paragraph 4, the following terms shall have the following respective meanings:

          (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

          (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application to an appropriate federal or state regulatory authority for approval to organize.

          (c) The term "major shareholder" shall refer to the beneficial ownership of 5% or more of any class of voting securities of such company or the ownership of 5% of the total equity interest in such company, however denominated.

     The provisions of this paragraph 4 shall be of no further force and effect if the undersigned is not offered employment as a director or advisory director of Citizens or any of its subsidiaries at the effective time of the Merger.

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     5.   The undersigned acknowledges and agrees that Holdings could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Holdings, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

     6. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7. Except with respect to the covenants contained in paragraph 4, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) September 30, 1996 or such date to which the Merger Agreement is extended, or (ii) the date on which the Merger Agreement shall terminate.

     IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the undersigned as of the day and year first above written.

As to the Undersigned,
signed in the presence of:


__________________________________         __________________________________

                                     Name: __________________________________
                                                (Please print or type)



ATTEST:                              NEWNAN HOLDINGS, INC.


By: ____________________________     By: _________________________________
    Secretary

[CORPORATE SEAL]


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